UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRIC Global, Inc.

(Exact name of registrant as specified in its charter)

Date: May 15, 2026

Nevada	8742	41-3422208
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

3010 23rd Street

Astoria, NY 11102

Issuer's telephone number: +852 94499143

Company email: admin@tricglobal.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Offering Price Per Share (1)	Underwriting Discounts and Commissions	Shares to be Offered Pursuant to Offering	Maximum Aggregate Offering Amount	Amount of Registration Fee (2)

Common Stock, $0.0001 par value (Direct Public Offering)	$0.01	none	20,000,000	200,000	27.62

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

TRIC Global, Inc.

20,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

TRIC Global, Inc. is not currently quoted on any public market or inter-dealer quotation system. Following the completion of this offering, the Company intends to seek quotation of its common stock on the OTC Markets Group Inc. marketplace, initially on the OTCID™ Basic Market. The Company may pursue quotation on a higher tier if it satisfies the applicable eligibility requirements. There can be no assurance that the Company will be successful in obtaining a market maker to sponsor a Rule 15c2-11 filing, that its common stock will be approved for quotation, or that an active trading market will develop.

There is presently no public market for the Company’s common stock. If a market does develop in the future, the price of the common stock may be volatile and the shares may be thinly traded.

In this public offering, we, “TRIC Global, Inc.”, are offering 20,000,000 shares of our common stock at a fixed price of $0.01 per share. The offering is being conducted on a self-underwritten, best efforts basis. There is no minimum number of shares that must be sold in order for the offering to proceed, and no minimum purchase requirement for investors. The offering will be conducted by the Company’s officers and directors, comprised of Chung Ming Bruce Hui, and Muyuan Guo, on behalf of the Company. Each such person will rely on the safe harbor provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and will not receive commissions or other transaction-based compensation for selling the shares.

All shares offered pursuant to this prospectus will be sold at a fixed price of $0.01 per share for the duration of the offering. If all 20,000,000 shares are sold, the Company will receive gross proceeds of $200,000. If fewer shares are sold, the proceeds will be reduced proportionately. There is no assurance that any shares will be sold. Funds received from investors will be immediately available to the Company for its use.

This offering will terminate upon the earlier of (i) the sale of all 20,000,000 shares offered hereby, or (ii) 365 days from the effective date of this prospectus, unless extended by the Company’s board of directors for an additional period of up to 90 days. The Company may also terminate the offering at any time for any reason.

As of the date of this prospectus, the Company has 80,100,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Having been incorporated December 2, 2025, the Company has a limited operating history. The Company plans to develop and commercialize a digital networking platform, “Connect,” designed to modernize certain aspects of traditional referral-driven business networking.

Currently, we are a development stage company with limited business operations, no revenues, and no significant assets. The Company’s ability to continue as a going concern is dependent upon its ability to obtain necessary financing to fund its operations and eventually achieve profitable operations. Management plans to fund its initial operations through the proceeds of its proposed direct public offering. There is no assurance that the Company will be successful in these efforts. As a result, our Auditor has raised substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our controlling shareholder is Chung Ming “Bruce” Hui. Through his indirect ownership of shares of common stock via Connect Labs Limited, Mr. Hui is currently able to control approximately 66.54% of the voting power of the Company’s shares of common stock. As a result, he has the ability to control matters requiring shareholder approval, including the election of directors, amendment of the Company’s organizational documents, and approval of significant corporate transactions, such as a change in control, merger, consolidation, or sale of assets. In the event that all 20,000,000 shares of common stock being offered pursuant to this offering are sold , Mr. Hui will indirectly control approximately 53.25% of the voting power of the Company’s shares of common stock.

All shares of common stock being offered pursuant to this Registration Statement will be sold at a fixed price of $0.01 per share for the duration of the offering. The Company estimates that the costs of this offering will be approximately $68,278, all of which will be paid by the Company. The Company currently has limited cash resources and expects that offering expenses and ongoing operating costs prior to and during the offering period may be funded through advances, loans, or capital contributions from the Company’s officers, directors, or affiliated entities. To date, certain formation and operating expenses have been paid on behalf of the Company by related parties. There are presently no formal written commitments requiring any officer, director, affiliate, or other party to provide additional financing to the Company.

Proceeds from the sale of the shares of common stock sold on behalf of the Company will be deposited directly into the Company’s account or an account designated by the Company to act as an escrow agent. Investors should have no expectation that any funds other than their own will be invested in this offering. All proceeds from the sale of the shares of common stock are non-refundable, except as required by applicable law.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

Investment in these securities involves a high degree of risk. You should purchase shares of common stock only if you can afford the complete loss of your investment. Please refer to the section titled “Risk Factors” beginning on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus and the information we have expressly incorporated by reference. The Company has not authorized any person to provide information about the offering, the Company, or the shares of common stock being offered that differs from the information contained herein. If any person provides such different information, you should not rely on it.

The following table of contents is provided to help you locate key information in this prospectus, but you should read the entire prospectus carefully.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through April ___, 2027 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is May 15, 2026.

PROSPECTUS SUMMARY

In this prospectus, “TRIC Global, Inc.,” “the Company,” “we,” “us,” and “our” refer to TRIC Global, Inc., unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to the Company’s fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock, $0.0001 par value per share.

This prospectus contains “forward-looking statements” about the Company’s business plans, objectives, strategies, expectations, projections, or future events. These statements are based on current assumptions and involve risks and uncertainties that could cause actual results to differ materially.

Investors should not place undue reliance on these statements, which speak only as of the date of this prospectus. The Company is not obligated to update them except as required by law.

This summary highlights selected information and may not include all that you should consider before investing. You should carefully read the entire prospectus, including the “Risk Factors” beginning on page 4 and the financial statements, before making an investment decision.

Corporate History

TRIC Global, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 2, 2025. The Company was formed to engage in any lawful business for which a Nevada corporation may be organized.

On December 2, 2025, Chung Ming Bruce Hui, the incorporator of the Company, executed a unanimous written consent appointing the initial officers and directors of the Company. Pursuant to such consent, Chung Ming Bruce Hui was appointed as Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director. Muyuan Guo was appointed as Vice President and Director, and Di Ban was appointed as Secretary and Director.

On December 15, 2025, the Company issued 53,300,000 shares of restricted common stock to Connect Labs Limited, a British Virgin Islands entity controlled solely by Chung Ming Bruce Hui. On the same date, the Company issued 22,800,000 shares of restricted common stock to Darsen Global Limited, a British Virgin Islands entity controlled solely by Muyuan Guo. Also on December 15, 2025, the Company issued 4,000,000 shares of restricted common stock to Di Ban. All shares were issued at par value of $0.0001 per share.

On March 5, 2026, Di Ban resigned as Secretary and Director of the Company. His resignation was not the result of a disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

On March 5, 2026, Di Ban transferred and assigned, without consideration, Four Million (4,000,000) shares of restricted common stock of the Company to Darsen Global Limited, a British Virgin Islands company, which is owned and controlled by the Company’s Vice President and Director Muyuan Guo.

All of the aforementioned issuances were approved by our Board of Directors.

Business Overview

The Company plans to offer consulting services to support entrepreneurs, small and medium-sized businesses, and service providers in accessing referrals and business opportunities. The Company is in the early stages of developing “Connect,” a mobile and web-based digital platform designed to modernize traditional referral-driven networking and facilitate structured business interactions across industries and geographies.

Our Offering

The Company is authorized to issue five hundred twenty million (520,000,000) shares of capital stock, consisting of five hundred million (500,000,000) shares of Common Stock, par value $0.0001 per share, and twenty million (20,000,000) shares of Preferred Stock, par value $0.0001 per share. The authorized shares of Preferred Stock include five million (5,000,000) shares designated as Series A Preferred Stock.

As of the date of this filing, the Company has eighty million one hundred thousand (80,100,000) shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. The Company is registering 20,000,000 additional shares of Common Stock in this offering. The offering price of these shares is fixed at $0.01 per share for the duration of the offering. The Company will receive all proceeds from the sale of the Common Stock.

As of the date of this prospectus, Chung Ming “Bruce” Hui, through his indirect ownership of the Company via Connect Labs Limited, controls approximately 66.54% of the voting power of the Company. As such, Mr. Hui has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. In the event that all 20,000,000 shares of common stock being offered pursuant to this offering are sold, Mr. Hui will indirectly control approximately 53.25% of the voting power of the Company’s shares of common stock.

The estimated total costs of this offering are approximately $68,278, which will be paid by the Company. The Company currently has limited cash resources and expects that offering expenses and ongoing operating costs prior to and during the offering period may be funded through advances, loans, or capital contributions from the Company’s officers, directors, or affiliated entities. To date, certain formation and operating expenses have been paid on behalf of the Company by related parties. There are presently no formal written commitments requiring any officer, director, affiliate, or other party to provide additional financing to the Company.

Proceeds from the sale of the securities will be deposited directly into the Company’s account or an account designated by the Company. Investors have no assurance that any funds other than their own will be applied toward the offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable law.

The Company is not currently quoted on any public market or inter-dealer quotation system. Following the completion of this offering, the Company intends to seek quotation of its common stock on the OTC Markets Group Inc. marketplace, initially on the OTCID™ Basic Market. The Company may pursue quotation on a higher tier if it satisfies the applicable eligibility requirements. There can be no assurance that the Company will be successful in obtaining a market maker to sponsor a Rule 15c2-11 filing, that its common stock will be approved for quotation, or that an active trading market will develop.

*We will notify investors by filing a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

20,000,000 shares of common stock, with a fixed price of $0.01 per share offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price of $0.01 per share for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	80,100,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	100,100,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	None.

The offering price for the shares will remain constant for the duration of the offering and will be fixed at $0.01 per share of common stock.

Use of Proceeds	The Company intends to use the proceeds from this offering for business development and consulting operations, marketing and brand development, technology and platform expenses, as well as general and administrative expenses. The Board of Directors may reallocate these funds in different amounts or for different purposes than those described above if it determines such changes are in the best interests of the Company in light of evolving business conditions, available opportunities, or other factors.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 20,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our board of directors, comprised of Chung Ming “Bruce” Hui and Muyuan Guo, will offer the 20,000,000 shares of common stock on behalf of the Company, upon effectiveness of this registration statement, on a best efforts basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $68,278.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered highly speculative. You should carefully consider the risks described below, together with all other information contained in this prospectus, before deciding whether to invest in our common stock. The risks and uncertainties described below are those that we currently believe are material, but they are not the only risks we face. Additional risks and uncertainties that are not presently known to us, that we currently deem immaterial, or that may arise in the future could also materially and adversely affect our business, financial condition, results of operations, and prospects.

We are a newly formed company with a limited operating history. We have generated no revenue to date and possess no significant assets. Our operations to date have been limited to organizational activities, initial planning, and early-stage development efforts relating to our proposed business model. As a result, there is substantial uncertainty regarding our ability to develop our platform, generate revenue, achieve profitability, or continue operations.

The offering is being conducted on a best efforts basis with no minimum raise. There is no established public market for our common stock, and there can be no assurance that a trading market will develop or be sustained. Investors may be unable to sell their shares and may lose their entire investment.

You should be prepared to bear the financial risk of this investment for an indefinite period of time and should not invest unless you can afford a complete loss of your investment. This offering is suitable only for investors who fully understand the risks associated with early-stage companies, development-stage technology platforms, and speculative securities.

If any of the following risks occur, our business, financial condition, results of operations, and prospects could be materially adversely affected. In such event, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We have no operating revenue and no significant assets, which raises substantial doubt about our ability to continue as a going concern.

We have generated no revenue and possess no significant assets. Our ability to continue operations depends on our ability to raise capital through this offering or other financing sources. If we are unable to obtain sufficient funding, we may be required to delay, scale back, or cease operations. If we are unable to continue as a going concern, investors may lose their entire investment.

We have a limited operating history, which makes it difficult to evaluate our business and prospects.

We were incorporated December 2, 2025, and have a limited operating history. Our operations to date have consisted primarily of organizational activities and early-stage development activities. Because we lack a track record, investors have limited historical information upon which to evaluate our business model, performance, or likelihood of success.

Our business model depends on the successful development and adoption of the Connect platform, which may not occur.

Our long-term strategy depends on the development, launch, and adoption of the Connect digital networking platform. The platform is still in development and may encounter technical challenges, delays, cost overruns, performance issues, or integration difficulties. Even if development is completed, users may not adopt the platform, may not remain active users, or may not pay subscription fees. Failure to achieve market acceptance would materially harm our business, financial condition, and results of operations.

We face significant competition from established platforms, networking organizations, and consulting firms.

We expect to compete with established professional networking platforms, industry-specific communities, traditional referral organizations, and business consulting firms that provide strategic advisory and business development services. Many of these competitors have substantially greater financial resources, established client relationships, broader service offerings, recognized brands, and larger user bases than we do. In addition, some consulting firms and digital platforms may offer integrated solutions that combine advisory services with technology tools similar to those we intend to provide. If we are unable to compete effectively in attracting clients, users, or strategic partners, our ability to generate revenue, achieve market acceptance, and grow our business may be adversely affected.

Our anticipated subscription-based revenue model may not generate sufficient revenue.

Our business model anticipates generating revenue from subscription fees and related services. User willingness to pay subscription fees depends on perceived value, competitive pricing, economic conditions, renewal rates, and the availability of alternative solutions. If users do not subscribe, fail to renew subscriptions, reduce usage, or migrate to competing services, our revenue may be insufficient to sustain operations or support growth.

We may not be able to scale our platform and consulting operations effectively.

If our Connect platform gains users or our consulting services attract clients, we will need to scale technology infrastructure, personnel, and operational processes. Rapid growth could strain resources, increase costs, create service disruptions, reduce service quality, and negatively affect client relationships. Failure to manage growth effectively could harm our reputation and business.

Our operations depend on a small management team with limited availability.

Our business is currently managed by two officers and directors who each devote limited time to the Company. Due to outside business interests, our officers and directors each may allocate up to twenty hours per week. Our ability to execute our business plan depends on their continued involvement. If they are unable to devote sufficient time or if we cannot attract additional personnel, our growth and operations may be impaired.

We are highly dependent on key personnel and the loss of their services could materially harm our business.

Our operations are currently dependent on a small management team consisting of two officers and directors, each of whom devotes limited time to the Company due to outside business activities. We currently do not have additional full-time employees and rely heavily on the experience, judgment, industry knowledge, and continued services of our management to operate our business and execute our business plan. The loss of either officer or director, whether due to resignation, incapacity, competing obligations, or other reasons, could significantly disrupt our operations, delay the implementation of our business strategy, impair our ability to raise capital, maintain regulatory compliance, or develop our business. In addition, we may be unable to identify, attract, retain, or replace qualified personnel on acceptable terms or at all. Our dependence on a limited number of key individuals increases the risks associated with our operations and may materially adversely affect our business, financial condition, and results of operations.

Our officers and directors have outside business interests that may create competing demands on their time.

Our officers and directors maintain other professional obligations and business interests. These commitments may limit the time they devote to our operations, which could delay decision-making, product development, regulatory compliance, and execution of our business strategy.

Our management team has limited experience operating a U.S. public company, which may increase compliance risks.

Although certain members of management have experience with publicly reporting companies, our team has limited collective experience managing a U.S. public company subject to SEC reporting requirements. Compliance with U.S. securities laws, financial reporting obligations, and corporate governance standards may require additional resources and expertise. Failure to comply could result in regulatory actions, penalties, reputational harm, loss of quotation, or reduced investor confidence.

Our business relies on the security of user data, and any breach could harm our reputation and operations.

Our Connect platform is expected to collect and process user data. Cybersecurity incidents, data breaches, unauthorized access, system failures, or other security vulnerabilities could result in legal liability, regulatory penalties, loss of user trust, and reputational harm. Any such event could adversely affect user adoption and revenue.

We are subject to evolving data privacy and cybersecurity regulations.

We may be subject to federal, state, and international data protection laws and regulations governing the collection, storage, transfer, and use of personal information. Compliance may require significant resources and operational changes. Failure to comply could result in fines, litigation, regulatory enforcement actions, or restrictions on our operations.

Our planned international expansion exposes us to additional risks.

Future expansion into foreign markets may subject us to additional laws, data localization requirements, cultural differences, currency risks, and operational complexities. These factors could increase costs, require additional compliance measures, and adversely affect our ability to expand successfully.

Our success depends on maintaining user trust and brand reputation.

Negative publicity, platform misuse, service disruptions, data breaches, or failure to deliver expected value could harm our reputation and reduce user adoption. Damage to our brand may be difficult to reverse and could materially adversely affect our business.

We may require additional capital to fund operations, and such capital may not be available on terms deemed acceptable to us, or at all.

The proceeds of this offering may not be sufficient to fund operations. We may require additional financing through equity or debt. Such financing may not be available on favorable terms, if at all, and may result in dilution to stockholders or restrictive covenants that limit our operations.

We have relied on contributed capital and may continue to rely on financial support from our officers and directors, but there is no obligation for them to provide funding.

To date, we have relied on capital contributions to fund our organizational and development activities, and we may continue to rely on additional contributions or loans from our officers and directors to support operations. Such funding may be necessary to pay operating expenses, maintain compliance with reporting obligations, or continue development of the Connect platform.

Our officers and directors are under no legal obligation to provide financial support to the Company. There can be no assurance that they will contribute additional capital or extend loans in the future, or that any such funding will be available on terms favorable to the Company. If we are unable to obtain sufficient funding from this offering, our officers and directors, or other sources, we may be required to delay, scale back, or cease operations.

We expect to incur losses for the foreseeable future.

We expect to incur operating losses as we develop and market the Connect platform and consulting services. There can be no assurance that we will generate sufficient revenue to achieve profitability. Continued losses may adversely affect our financial condition and ability to continue operations.

The requirements of being a public company may strain our resources, divert management’s attention, and increase our costs.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, and other applicable securities rules and regulations. Compliance will increase our legal, accounting, and administrative costs and place significant demands on our management and operational resources. Our management team is small and currently devotes limited time to the Company, and the additional time required to comply with public company obligations may divert attention from developing our business. We may need to hire additional personnel and implement new internal controls, which will increase operating expenses and may make it more difficult to attract and retain qualified directors and officers.

If we fail to establish and maintain effective internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

As an early-stage company with limited personnel and financial resources, we have a small management team responsible for accounting, financial reporting, and internal controls. Our limited staffing may result in a lack of segregation of duties and increases the risk of errors, omissions, or fraud. In addition, as we transition to operating as a public company, we will be required to implement and maintain internal control over financial reporting in compliance with U.S. securities laws and regulations.

If we are unable to establish and maintain effective internal controls, we may not be able to produce timely and accurate financial statements, comply with reporting requirements, or prevent unauthorized transactions. Any failure in our internal control over financial reporting could result in regulatory scrutiny, loss of investor confidence, harm to our reputation, and a decline in the market value of our common stock.

Risks Relating to Our Common Stock and Corporate Structure

Our Chief Executive Officer beneficially controls a majority of our voting power through indirect ownership, which allows him to control matters requiring stockholder approval.

Chung Ming “Bruce” Hui beneficially owns approximately 66.54% of our outstanding common stock through his control of Connect Labs Limited, a British Virgin Islands entity that holds 53,300,000 shares of our common stock. As a result of this indirect beneficial ownership and voting control, Mr. Hui has the ability to control the outcome of matters requiring stockholder approval, including the election of directors, amendments to our organizational documents, and approval of significant corporate transactions such as mergers, consolidations, or sales of assets. In the event that all 20,000,000 shares of common stock being offered pursuant to this offering are sold, Mr. Hui will indirectly control approximately 53.25% of the voting power of the Company’s shares of common stock.

This concentration of voting control may discourage or prevent a change in control that other stockholders may consider favorable and may limit the ability of other stockholders to influence corporate decisions. The interests of Mr. Hui may differ from those of other stockholders, and his control could result in decisions that are not aligned with the interests of minority stockholders.

The issuance of preferred stock could adversely affect holders of our common stock.

Our board has the authority to issue preferred stock with rights superior to common stock. Issuance of preferred stock could dilute voting power, reduce the value of common stock, and adversely affect stockholder rights.

The holders of our Series A Preferred Stock may exercise substantial voting control over the Company, which could limit the ability of common stockholders to influence corporate matters.

Our Articles of Incorporation authorize the issuance of Series A Preferred Stock, which is entitled to 100 votes per share on matters submitted to stockholders. Although no shares of Series A Preferred Stock are currently issued and outstanding, our Board of Directors has the authority, subject to applicable law and the Company’s governing documents, to issue such shares in the future.

If issued, the Series A Preferred Stock could significantly increase the voting power of the holders of such securities relative to holders of our common stock. The issuance of Series A Preferred Stock could permit a small number of holders to exercise substantial influence or control over matters requiring stockholder approval, including the election of directors, amendments to our organizational documents, approval of mergers or other significant corporate transactions, and other matters submitted to stockholders.

As a result, holders of common stock may have limited ability to influence corporate decisions, and the interests of holders of Series A Preferred Stock may differ from those of holders of common stock. The existence or future issuance of super-voting securities could also discourage or prevent a change in control transaction that holders of common stock may consider favorable.

We do not currently have any independent directors or independent board committees, which may increase corporate governance risks.

Our Board of Directors currently consists of two directors, neither of whom is independent under commonly recognized corporate governance standards. In addition, we do not currently maintain independent audit, compensation, or nominating committees.

As a result, our management and directors will exercise substantial control over corporate matters, including oversight of executive compensation, audit and financial reporting matters, related party transactions, and the nomination of directors. The absence of independent directors and independent board committees may reduce the level of oversight and accountability typically associated with companies that maintain more robust corporate governance practices and may increase corporate governance risks.

Although we may seek to appoint independent directors and establish independent board committees in the future, there can be no assurance that we will do so within any particular timeframe or at all. Investors may therefore have reduced protections against conflicts of interest, management self-dealing, or other governance concerns.

Future issuances of additional shares may result in dilution.

We may issue additional shares of our common stock or securities convertible into or exercisable for our common stock for financing, strategic transactions, services, debt repayment, or other corporate purposes. Such issuances may dilute the ownership interests and voting power of existing stockholders and may adversely affect the market price of our common stock.

We have relied on contributed capital to fund our activities to date and may in the future receive loans or capital contributions from our officers, directors, or other related parties. Any such loans may be convertible into equity, or future capital contributions may be made in exchange for equity securities. If such transactions occur, they could result in additional dilution to existing stockholders and further concentration of ownership.

Investors may have difficulty enforcing judgments against our officers and directors because they reside outside the United States and a substantial portion of their assets are located abroad.

Our officers and directors are non-U.S. residents, and a substantial portion of their assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these individuals or to enforce judgments obtained in U.S. courts, including judgments based on the civil liability provisions of the federal securities laws. In addition, there is uncertainty as to whether courts in the jurisdictions where our officers and directors reside would recognize or enforce judgments of U.S. courts. These limitations may discourage lawsuits against our officers and directors and could limit the remedies available to investors.

As an emerging growth company and smaller reporting company, we are permitted to provide reduced disclosure, which may make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” under SEC rules. As a result, we are permitted to provide reduced disclosure and to rely on certain exemptions from reporting requirements that apply to other public companies. These accommodations include, among other things, reduced disclosure regarding executive compensation, an exemption from the requirement that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting, and the ability to provide fewer years of audited financial statements.

We have elected, and may continue to elect, to take advantage of certain of these reduced reporting and disclosure requirements. As a result, investors may receive less information about our Company than they would receive from other public companies. In addition, to the extent we take advantage of any permitted extended transition period for adopting new or revised accounting standards, our financial statements may not be comparable to those of companies that comply with public company effective dates. Some investors may find our common stock less attractive as a result of these reduced disclosure and reporting requirements, which could adversely affect the trading market for our common stock and increase price volatility.

Risks Relating to This Offering and the Market for Our Common Stock

The offering price was arbitrarily determined and does not reflect the actual value of our shares.

The offering price of $0.01 per share was determined by us and does not reflect our assets, book value, financial condition, results of operations, or any established measure of value. The price was determined based on our assessment of our limited operating history, business prospects, general market conditions, and other factors we deemed relevant. Because we have no operating revenue and no significant assets, there is no objective basis for determining the fair value of our common stock.

Investors may pay more than the intrinsic value of the shares, and the offering price should not be considered indicative of the price that may prevail in any future trading market. If a public market for our common stock develops, the market price may be lower than the offering price, and investors may be unable to sell their shares at or above the offering price.

There is no public market for our common stock, and one may not develop.

Following this offering, we intend to seek quotation of our common stock on the OTCID™ Basic Market operated by OTC Markets Group Inc. In order for our common stock to be quoted, a registered broker-dealer must agree to act as a market maker and submit a Form 211 pursuant to Rule 15c2-11 under the Securities Exchange Act of 1934 to the Financial Industry Regulatory Authority, Inc. (“FINRA”). There can be no assurance that we will be able to locate a market maker willing to sponsor such a filing.

Even if a market maker agrees to submit a Form 211, the application is subject to FINRA review and approval. FINRA may request additional information, impose conditions, or deny the application. If the Form 211 is not approved, our common stock may not be quoted on any inter-dealer quotation system, which would severely limit the liquidity of our shares.

In addition, even if our common stock becomes quoted, we must satisfy ongoing reporting and disclosure requirements to maintain quotation. If we fail to remain current in our reporting obligations or otherwise fail to meet applicable requirements, market makers may withdraw their sponsorship, and our common stock could be removed from quotation. The loss of quotation would make it more difficult or impossible for investors to sell their shares.

As a result, investors may be unable to resell their shares in the secondary market, or may only be able to do so at significantly reduced prices, if at all.

If we fail to remain current in our SEC reporting obligations, we may be unable to obtain or maintain quotation for our common stock, which could make it difficult for investors to sell their shares.

As a public company, we will be required to file periodic reports with the Securities and Exchange Commission. Compliance with these reporting requirements will require significant financial and managerial resources. If we are unable to generate sufficient revenue or obtain adequate funding to meet these obligations, we may fail to remain current in our filings.

In order for our common stock to be quoted on an inter-dealer quotation system, a broker-dealer must be willing to publish quotations for our securities, and such broker-dealer may require that we remain current in our reporting obligations. If we are unable to remain current, a broker-dealer may be unwilling to initiate or maintain quotations for our common stock. As a result, we may be unable to obtain quotation for our securities, or any quotation that is obtained may be discontinued. The absence or loss of quotation would severely limit the liquidity of our common stock and may make it difficult or impossible for investors to sell their shares.

If a market develops for our common stock, it may be thinly traded and subject to significant price volatility.

If a public trading market develops for our common stock following this offering, trading activity may be limited and sporadic. Factors such as a limited public float after the offering, our limited operating history, limited public awareness of the Company, and the absence of institutional investors may contribute to low trading volume. Thin trading may result in significant price volatility, as a small number of trades or limited market participation can cause substantial fluctuations in the market price of our common stock.

In addition, investors may experience difficulty selling their shares at or near the prevailing market price, or at all. Limited liquidity may make it difficult to establish a reliable market price for our common stock and could adversely affect the value of an investment in our securities.

Our common stock will likely be subject to penny stock regulations, which may make it more difficult for investors to sell their shares.

If our common stock trades at a price below $5.00 per share and does not meet certain other exceptions, it will be deemed a “penny stock” under the rules of the Securities and Exchange Commission. Broker-dealers who recommend penny stocks to persons other than established customers and accredited investors must comply with additional disclosure and suitability requirements. These requirements include providing customers with a standardized risk disclosure document prepared by the SEC, making a written determination that the penny stock is suitable for the purchaser, obtaining the purchaser’s written consent prior to the transaction, and disclosing current bid and offer quotations and the compensation to be received by the broker-dealer.

These additional regulatory requirements may discourage broker-dealers from effecting transactions in our common stock and may limit the willingness of investors to purchase our shares. As a result, the market liquidity for our common stock may be significantly reduced, and investors may find it difficult to sell their shares, particularly in the absence of an active trading market.

In addition, penny stock rules may cause delays in executing trades, increase transaction costs, and result in lower prices for our common stock. These factors could adversely affect the ability of investors to resell their shares and could result in a loss of all or part of their investment.

This is a best efforts offering with no minimum raise required to proceed; we may not raise sufficient proceeds to execute our business strategy.

This offering is being conducted on a best efforts basis with no minimum number of shares required to be sold for the offering to proceed. As a result, we may raise substantially less than the maximum offering amount, or no proceeds at all. Because there is no escrow requirement tied to a minimum raise, investor funds will be available to us as they are received, regardless of the total amount raised.

If we do not raise sufficient capital, we may be unable to fully implement our business plan, including the development and commercialization of the Connect platform and the expansion of our consulting operations. We may be required to delay or scale back planned initiatives, reduce operational activities, seek alternative financing on unfavorable terms, or reassess our business strategy. If we are unable to obtain sufficient funding from this offering or other sources, we may be forced to cease operations entirely.

Investors in this offering bear the risk that the Company may receive only limited proceeds and may not achieve the operational milestones necessary to create stockholder value. As a result, investors may lose all or part of their investment.

This offering is self-underwritten, and we may be unable to sell a significant number of shares.

This offering is being conducted on a self-underwritten, best efforts basis by our officers and directors in reliance on the safe harbor provided by Rule 3a4-1 under the Securities Exchange Act of 1934. We have not engaged an underwriter or broker-dealer to assist in the sale or distribution of the shares. As a result, the offering may receive limited market exposure, and our ability to reach potential investors may be constrained.

Our officers and directors have limited time to devote to offering-related activities and may lack experience in distributing securities to public investors. If they are unable to effectively market the shares, we may sell only a limited number of shares, or none at all. If we do not raise sufficient proceeds from this offering, we may be required to delay, scale back, or cease our business operations.

Investors will have no right to withdraw their investment, and funds will be immediately available for our use.

Funds received from investors will be deposited into our designated account and will be available for our immediate use. There is no escrow arrangement that conditions the release of funds on the sale of a minimum number of shares. Once subscriptions are accepted, investor funds are non-refundable except as required by applicable law.

Because funds will be used as received, investors will not have the ability to withdraw their investment if we raise less than the maximum offering amount, if our business plan changes, or if we are unable to achieve our operational objectives. Investors must rely solely on our management’s judgment in the use of proceeds and bear the risk that their investment may be used for general corporate purposes without producing the anticipated benefits.

If our business does not succeed, investors may lose all or part of their investment.

Management will have broad discretion in the use of the proceeds from this offering and may allocate funds in ways that do not improve our financial condition or results of operations.

We have broad discretion in determining how to use the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of these funds. Although we have described our current intentions for the use of proceeds, these allocations represent estimates and may change depending on the amount of capital raised, operational needs, market conditions, and evolving business priorities. Because this is a best efforts offering with no minimum raise, the proceeds we receive may be substantially less than the maximum offering amount, which may require us to reallocate funds, delay planned initiatives, or pursue alternative strategies.

Our management may not apply the proceeds in ways that ultimately improve our business, financial condition, or results of operations. The failure to use these funds effectively could adversely affect our ability to execute our business plan and could result in the loss of all or part of your investment.

We do not intend to pay dividends in the foreseeable future, and investors must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. We currently intend to retain any future earnings to fund the development and expansion of our business, including the continued development of the Connect platform and our consulting operations. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions, and other factors that the board deems relevant.

Because we are a development-stage company with no operating revenue and no significant assets, we do not expect to generate earnings sufficient to support dividend payments in the near term, if at all. As a result, investors must rely on potential appreciation in the market price of our common stock for any return on their investment. There can be no assurance that our common stock will appreciate in value or that a trading market will develop, and investors may lose their entire investment.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

You should read the following Management’s Discussion and Analysis of Financial Condition and Results of Operations together with our audited financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties concerning our business, financial condition, and results of operations. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those described under “Risk Factors.”

Statements regarding our future operations, plans, strategies, financial condition, and prospects are forward-looking statements. In some cases, these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “should,” or similar expressions. These forward-looking statements are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Summary of Business

We were incorporated in the State of Nevada on December 2, 2025. Since inception, our activities have consisted primarily of organizational efforts, initial capitalization, and the early development of our consulting framework and the Connect digital networking platform. We have not generated any revenue to date and do not have significant assets.

Our business plan is to provide strategic business development consulting services and to develop and commercialize Connect, a digital networking platform intended to facilitate professional introductions, referral management, and cross-border business opportunities. We expect to fund operations through proceeds from this offering and, if necessary, additional financing.

Because we are in the early stages of development and have not commenced revenue-generating operations, our historical financial information may not be indicative of future performance.

Plan of Operations (Next Twelve Months)

Our plan of operations for the twelve months following the effectiveness of this Registration Statement is dependent upon the amount of capital raised in this offering. During this period, we intend to focus on completing development of the Connect platform, initiating limited commercial deployment, expanding business development and consulting activities, supporting marketing and brand development, and establishing foundational operational infrastructure.

If we raise less than the maximum offering amount, we will adjust expenditures proportionally and may delay certain platform development milestones, reduce marketing activities, limit expansion initiatives, or defer hiring and other operational enhancements. We may also seek alternative financing sources; however, no such arrangements are currently in place. If adequate funding is not obtained, we may be unable to continue operations.

Results of Operations

Period from December 2, 2025 (Inception) through December 31, 2025

We recorded a net loss of $1,051 for the period from inception (December 2, 2025) through December 31, 2025. The net loss consisted entirely of formation and operating costs incurred during our organizational phase.

We did not generate any revenue during the period. We do not expect to generate revenue until we commence consulting services and begin commercialization of the Connect platform, if successful.

Operating expenses during the period were minimal and related to corporate formation and administrative costs. We expect operating expenses to increase as we develop our platform, establish operations, and comply with public company reporting and compliance obligations.

Liquidity and Capital Resources

As of December 31, 2025, we had $0 in cash and cash equivalents and total assets of $0. As of December 31, 2025, we had total liabilities of $1,051, resulting in a working capital deficit of $1,051. The working capital deficit was attributable to amounts due to a related party for formation and operating costs paid on our behalf.

To date, our operations have been funded through expense payments by our Director Chung Ming Bruce Hui. These amounts are non-interest bearing, due on demand, and there is no obligation for the related party to continue providing financial support.

We have not generated revenue and do not have sufficient capital to fund operations for the next twelve months. Our ability to continue as a going concern depends on our ability to raise capital through this offering or other financing sources.

We intend to fund our initial operations through proceeds from this offering. However, there can be no assurance that we will raise sufficient funds to execute our business plan. If we are unable to obtain adequate financing, we may be required to delay, reduce, or cease operations.

We may also seek additional financing through equity offerings, debt financing, or contributions from officers and directors. There is no assurance that such financing will be available on acceptable terms, or at all, and any additional equity financing may result in dilution to existing stockholders.

Related Party Transactions

During the period from inception through December 31, 2025, our Director Chung Ming Bruce Hui paid $1,051 of formation and operating costs on our behalf. These amounts are recorded as amounts due to a related party and are non-interest bearing and due on demand.

We may continue to rely on related party support from our officers or directors for operating expenses in the near term. There is no obligation for any of our officers or directors to provide additional funding.

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern. As of December 31, 2025, we had no revenue, no cash, and a working capital deficit of $1,051. These conditions raise substantial doubt about our ability to continue as a going concern within one year after the issuance of the financial statements.

Management plans to address this uncertainty by raising capital through this offering and implementing our business plan. There can be no assurance that these plans will be successful.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as of December 31, 2025.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Our Industry

The Company operates within the professional services sector, specifically business consulting and professional networking services focused on entrepreneurs and small and medium-sized enterprises (“SMEs”). According to IBISWorld, the U.S. Management Consulting industry generated approximately $366.5 billion in revenue in 2024, reflecting sustained demand for advisory and business development services.
(Source: IBISWorld, Management Consulting in the US, 2024)

SMEs represent the primary addressable market for these services. The U.S. Small Business Administration reports that there are approximately 36.2 million small businesses in the United States, representing 99.9% of all U.S. firms and employing approximately 46% of private-sector workers.
(Source: U.S. SBA, Office of Advocacy, 2024 Small Business Profile)

Similarly, Eurostat reports that the European Union had approximately 32.3 million enterprises in 2022, of which 99% were micro and small enterprises employing fewer than 50 persons.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the Company’s current expectations, assumptions, estimates, and projections, and are not statements of historical fact. Words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “may,” “will,” “could,” “should,” and similar expressions identify forward-looking statements. All statements in this prospectus that are not purely historical constitute forward-looking statements, and these statements apply to all sections of this prospectus.

These statements involve risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied, including those described in the “Risk Factors” section of this prospectus and elsewhere herein. All forward-looking statements are based on information available to the Company as of the date of this prospectus, and the Company does not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. Investors should not place undue reliance on these forward-looking statements.

DESCRIPTION OF BUSINESS

Corporate History

TRIC Global, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 2, 2025. The Company was formed to engage in any lawful business for which a Nevada corporation may be organized.

On December 2, 2025, Chung Ming Bruce Hui, the incorporator of the Company, executed a unanimous written consent appointing the initial officers and directors of the Company. Pursuant to such consent, Chung Ming Bruce Hui was appointed as Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director. Muyuan Guo was appointed as Vice President and Director, and Di Ban was appointed as Secretary and Director.

On December 15, 2025, the Company issued 53,300,000 shares of restricted common stock to Connect Labs Limited, a British Virgin Islands entity controlled solely by Chung Ming Bruce Hui. On the same date, the Company issued 22,800,000 shares of restricted common stock to Darsen Global Limited, a British Virgin Islands entity controlled solely by Muyuan Guo. Also on December 15, 2025, the Company issued 4,000,000 shares of restricted common stock to Di Ban. All shares were issued at par value of $0.0001 per share.

On March 5, 2026, Di Ban resigned as Secretary and Director of the Company. His resignation was not the result of a disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

On March 5, 2026, Di Ban transferred and assigned, without consideration, Four Million (4,000,000) shares of restricted common stock of the Company to Darsen Global Limited, a British Virgin Islands company, which is owned and controlled by the Company’s Vice President and Director Muyuan Guo.

All of the aforementioned issuances were approved by our Board of Directors.

Business Information

Company Overview

The Company is a consulting and technology enterprise focused on developing structured solutions that support global business networking and resource connection. The Company’s mission is to assist entrepreneurs, small and medium-sized businesses, and professional service providers in accessing qualified referrals and cross-border business opportunities through a systematized and technology-supported environment. The Company intends to offer consulting services centered on strategic business development and resource matching, as a part of its long-term strategy.

Our proposed consulting activities are currently intended to consist primarily of business networking, referral-oriented, and advisory services facilitated through our planned Connect application and through relationships developed at trade shows, conferences, and industry events. Rather than operating under a fixed consulting framework, we intend to evaluate prospective clients’ and application users’ business objectives on a case-by-case basis and determine whether we can assist by introducing them to users of our Connect application, facilitating potential business relationships, or otherwise providing general business support and guidance as requested.

We may also provide consulting or advisory services directly to users of the Connect application where requested and where management believes such services may provide value. At this time, however, our consulting operations have not been fully developed, and we have not finalized the specific scope or nature of any additional consulting services we may offer directly.

Our current business activities remain principally focused on the development of the Connect application and related networking capabilities.

Primarily, the Company is focused upon the development and commercialization of “Connect,” a digital networking platform designed to modernize certain aspects of traditional referral-driven business networking models, including those established by organizations such as Business Network International (BNI).

We believe that traditional business networking organizations rely heavily on geographically based chapters, in-person meetings, and manual referral processes, all of which may limit scalability, transparency, and accessibility. The Company intends to provide consulting services to provide insight into the operational constraints faced by businesses. These observations inform the planned design of Connect, which aims to apply contemporary digital tools to facilitate professional introductions, referral exchange, and activity tracking in a centralized platform.

Connect is being developed as a mobile and web-based application intended to support users in organizing business-development activities, documenting referrals, sharing professional information, and accessing networking communities beyond their immediate geographic area. Planned features include user profiles, structured referral-management functions, content-sharing tools, and integrations that assist users in monitoring their professional engagement and follow-up activities. The objective of the platform is to offer a digital alternative to traditional chapter-based networking structures while maintaining the emphasis on accountability and relationship-building.

In its early stages, the Company expects to utilize revenue generated from its consulting operations to support the development, testing, and initial rollout of the Connect platform. Over time, the Company plans to transition toward a technology-enabled operating model with a greater portion of revenue anticipated to come from platform subscriptions and related services, subject to market adoption and regulatory considerations.

Products and Services

The Company’s primary product is Connect, a digital networking platform designed to help professionals and businesses discover opportunities, exchange referrals, and access global resources in a structured and efficient manner. Connect is currently in the development stage, and many features referenced below remain under development. The Connect mobile application is not currently available for public download on any device. We cannot, at this stage, provide a definitive date for when development will be concluded. Additionally, not all features may be available at launch, as we intend to make additional features available on a gradual basis.

Connect combines professional profiles, user-generated content, and interactive community features into a unified environment. Drawing inspiration from the engagement and discovery framework used by platforms such as Xiaohongshu (RED), Connect allows users to share business insights, post case studies, document their professional experience, and participate in topic-based discussions that support visibility and trust within the community.

Connect’s core functionality is centered on facilitating structured business interactions. The platform organizes industry-specific content streams, professional circles, and virtual discussion spaces where users can seek information, learn from peers, and identify potential collaboration partners. The system incorporates matching and recommendation functions that help users navigate the network and discover relevant contacts or opportunities based on profile information and stated business objectives. These capabilities are designed to reduce the time typically required for professionals to identify suitable referrals or partners while maintaining transparency and user control over how connections are formed.

Additional productivity tools within the platform include digital referral forms, meeting-summary generators, lead-tracking features, and performance dashboards. These tools support members in documenting interactions, maintaining organized workflows, and tracking the outcomes of their business-development activities. Together, these features create a structured, community-driven environment intended to support efficient professional networking without the geographic or operational limitations.

Connect is being developed as a scalable service that can accommodate users across different industries and regions, providing a consistent framework for business discovery, referral exchange, and ongoing professional engagement.

Revenue Model

The Company expects to generate revenue primarily through subscription fees associated with the Connect platform, supported by optional premium services and enterprise partnerships. Connect will operate under a recurring Software-as-a-Service (SaaS) model, offering users a monthly subscription that provides access to core networking functions, referral management tools, and the platform’s content-driven professional community. The Company anticipates pricing the standard subscription at approximately $30 per month. Additional revenue may be generated through optional service tiers, including enhanced profile visibility, business-development tools, professional education modules, and partnership programs with co-working spaces, accelerators, and business associations. Over time, the Company may also introduce enterprise licensing arrangements for organizations seeking customized networking environments for their teams or client networks.

Competitive Advantages

Connect is designed as a digital networking platform that the Company believes differs operationally from traditional chapter-based networking organizations and general-purpose social platforms. Although the Company believes the Connect platform may offer operational differences from certain existing networking models, the Company is an early-stage business with limited operating history, limited financial resources, and no established user base. The Company faces significant competition from established professional networking platforms, consulting firms, referral organizations, and technology companies with substantially greater financial resources, broader market recognition, larger customer bases, and longer operating histories. There can be no assurance that the Company will successfully develop the Connect platform, achieve market adoption, or compete effectively in its target markets.

Unlike general social platforms which we believe prioritize broad social interaction or content distribution, Connect is structured around business-oriented features such as referral management, opportunity posting, community channels organized by industry, and verification mechanisms for professional profiles. These functions are intended to support users who rely on structured relationship-building and measurable business development activities rather than informal social engagement. Connect offers an environment that focuses on professional interactions, consistent documentation of activity, and tools that assist users in monitoring the progress of business opportunities shared through the platform.

Together, these characteristics reflect a platform architecture designed specifically for professional networking, with features that differ from both conventional in-person referral organizations and widely used consumer-oriented digital platforms.

Target Market

The Company’s primary target market consists of entrepreneurs, small and medium-sized enterprises (“SMEs”), and independent professionals who rely on relationship-based selling and referrals to support revenue generation. In the United States, small businesses are a central component of the economy. According to the U.S. Small Business Administration’s Office of Advocacy, there are approximately 36.2 million small businesses, accounting for almost 46 percent of private sector employment. These firms represent the overwhelming majority of U.S. enterprises and regularly seek cost-effective methods to acquire qualified leads, enter new markets, and build long-term commercial relationships.1

A similar structure is present in the European Union. Eurostat reports that in 2022, the EU had 32.3 million enterprises employing around 160 million persons, and that 99 percent of these enterprises were micro and small businesses employing up to 49 persons. Globally, SMEs are widely recognized as the backbone of economic activity. Estimates from international organizations indicate that SMEs represent around 90 percent of businesses worldwide and employ roughly 70 percent of the global workforce. These figures underscore the scale of the business population that depends on ongoing access to customers, partners, and referral sources.2

Professional networking has also shifted significantly toward digital channels. LinkedIn, the leading global professional networking platform, reports more than 1 billion members across over 200 countries and territories, with recent industry analyses indicating that total membership exceeds 1.1–1.2 billion accounts and that the United States alone accounts for approximately 230–240 million users. This widespread adoption of online professional platforms indicates that many professionals and businesses are accustomed to using digital tools for visibility and connection, although these platforms are not primarily organized around structured, referral-based business development.3

The demand for organized, results-oriented business networking is further illustrated by the performance of Business Network International (“BNI”), a long-established referral networking organization. Publicly available data indicates that BNI has more than 340,000 members in over 11,300 chapters across 76 countries and that its members generated approximately $26.4 billion in revenue from about 17.4 million referrals over a recent 12-month period. These figures demonstrate both the economic significance of structured referral systems and the willingness of business owners to invest time and resources in organized networking frameworks when those frameworks contribute to measurable business outcomes.4

Taken together, the high prevalence of SMEs in national and regional economies, the large global base of digitally active professionals, and the observed scale of established referral organizations define a substantial addressable market for digital platforms that support structured, trackable business networking. Connect is designed to serve participants in this market segment by providing tools for professional discovery, referral management, and documentation of networking activity in a digital environment.

Sources

1 https://advocacy.sba.gov/wp-content/uploads/2024/11/United_States.pdf

2 https://ec.europa.eu/eurostat/web/products-eurostat-news/w/ddn-20241025-1?

3 https://www.reuters.com/technology/linkedin-hits-1-billion-members-adds-ai-features-job-seekers-2023-11-01/

4 https://www.bni.com/

Marketing Strategies

The Company intends to implement a structured marketing plan to support the phased introduction and expansion of the Connect platform. The strategy emphasizes verifiable operational activities, measurable milestones, and partnerships that align with the platform’s intended user base of entrepreneurs, small businesses, and independent professionals. Marketing efforts will focus on channels commonly used for professional visibility and business development, including LinkedIn, YouTube, and search-engine platforms. These channels will be used to communicate product features, share educational content, and provide updates related to platform availability and functionality.

The Company also plans to establish partnerships with co-working spaces, business associations, incubators, and professional communities. These partnerships are expected to facilitate access to concentrated groups of potential users and allow for co-hosted events, informational sessions, and onboarding workshops. In addition, the Company intends to develop community features within the platform to support user-generated discussions, peer learning, and topic-specific groups.

To encourage early adoption, the Company will introduce a referral-based user acquisition program. This program will allow existing users to invite new participants and is expected to support organic network growth during the initial expansion phase. Over time, lifecycle communications, such as product updates, onboarding materials, and usage guidance, will be incorporated to support sustained engagement.

Marketing Timeline

Phase 1: Pre-Launch (Months 1–6)

Estimated Allocation: Approximately $20,000

Activities during this phase are expected to include:

  Establish marketing infrastructure, including website, brand materials, and initial informational content.
  Begin outreach to co-working spaces and professional organizations to secure early partnership arrangements.
  Conduct small-scale pilot introductions and gather feedback for product refinement.

Phase 2: Initial Launch (Months 6–12)

Estimated Allocation: Approximately $30,000

During this period, the Company intends to:

  Begin targeted digital advertising campaigns on professional platforms.
  Release educational content introducing platform functions and use cases.
  Host informational webinars and onboarding workshops with partner organizations.
  Launch a referral-based user acquisition program.

Phase 3: Expansion (Year 2)

  Extend marketing partnerships into additional regions, including Europe and Asia.
  Increase frequency of content dissemination and platform demonstration sessions.
  Develop region-specific campaigns based on local professional communities and business associations.

Phase 4: Long-Term Growth (Year 3 and Beyond)

  Evaluate performance of digital marketing channels and partnerships for optimization.
  Expand enterprise outreach for group licensing opportunities.
  Continue community-building initiatives, including events, educational series, and professional-topic groups.

This timeline is designed to align marketing efforts with product development milestones and operational scaling while maintaining a conservative and verifiable description of activities appropriate for regulatory disclosure.

Government and Regulatory Considerations

As a Nevada-incorporated company developing a digital networking platform, the Company operates within a regulatory framework that includes corporate governance requirements, data-privacy obligations, and technology-related compliance standards. In the United States, the Company is subject to federal and state regulations governing the collection, use, and protection of personal information. These obligations include, where applicable, the California Consumer Privacy Act (CCPA) and similar state privacy statutes, which address data-access rights, user consent, retention policies, and disclosure practices.

Because the Connect platform is intended for use in multiple jurisdictions, the Company anticipates the need to comply with international data-protection regulations, such as the European Union’s General Data Protection Regulation (GDPR), as well as country-specific privacy and cybersecurity rules that govern the processing and transfer of personal data. The Company will implement internal procedures designed to support responsible data handling, system transparency, and the security of user information.

To the extent that the platform incorporates automated tools or technology-assisted matching functions, the Company intends to maintain internal controls to monitor the performance of such features and mitigate risks associated with automated decision processes. If future versions of the platform utilize distributed ledger or other immutable record-keeping technologies for referral tracking, the Company will assess and follow applicable regulatory guidance relating to digital record security and permissible data-storage practices.

If the Company proceeds with the registration of securities under the Securities Act of 1933, it will become subject to the reporting, disclosure, and internal-control requirements of the Securities Exchange Act of 1934. To meet these obligations, the Company intends to adopt compliance frameworks related to financial reporting, cybersecurity oversight, and risk-management procedures, supported by appropriate governance practices as the business expands.

Employees & Organizational Structure

The Company expects to begin operations with an organizational structure consisting of two employees comprised of the company’s two officers and directors. This initial team will be responsible for overseeing product development for the Connect platform, managing corporate governance, and preparing the Company for potential regulatory and commercial obligations. At this time, the company’s officers and directors do not receive a salary or any other consideration from the company. Due to outside business interests, our officers and directors each may allocate up to twenty hours per week.

As the Company progresses from development to commercial launch, additional personnel may be added in engineering, compliance, customer support, and product operations, depending on business needs and regulatory requirements. Future hiring will prioritize operational reliability, data-handling competence, and experience relevant to maintaining a secure and compliant digital platform. The Company expects its organizational structure to evolve gradually as platform usage increases and broader geographic expansion is undertaken.

Future Plans and Growth Roadmap

Over the 12-month period following the effectiveness of this Registration Statement, the Company intends to focus on completing core platform development for Connect, initiating limited commercial deployment, and establishing foundational operational infrastructure. Based on the maximum offering amount of $200,000, anticipated expenditures during this period are expected to align with the allocations described in the “Use of Proceeds” section, including approximately $70,000 for business development and consulting operations, $50,000 for marketing and brand development, $40,000 for technology and platform-related expenses, and $40,000 for general and administrative costs.

Technology-related expenses are expected to include software development, hosting services, and third-party technical support. Marketing expenditures are expected to consist primarily of digital outreach and partnership development with small-business associations and professional communities. General and administrative costs are anticipated to include accounting, legal, compliance, filing, and operational overhead expenses.

If the Company raises less than the maximum offering amount, expenditures will be adjusted proportionally, as outlined in the Use of Proceeds table. In such circumstances, the Company may delay certain development initiatives, reduce marketing activities, limit geographic expansion, or defer hiring plans. The Company may also seek alternative funding sources, including loans from shareholders, private placements, or other financing arrangements, although no such arrangements are currently in place.

Over the 18–36 month period, expansion into additional geographic markets and the introduction of additional platform features will be dependent upon sufficient revenue generation or additional capital raising. Over the 36–60 month horizon, broader service expansion and evaluation of a potential public listing would similarly depend on financial performance, market conditions, and access to capital.

The Company currently has limited operating revenue, and its ability to execute the growth plan described above is contingent upon the successful completion of this offering or alternative financing arrangements.

USE OF PROCEEDS

This offering is being conducted on a self-underwritten, best efforts basis. No minimum number of shares must be sold for the offering to proceed, and there can be no assurance that we will raise any proceeds or the maximum offering amount. The offering price of the shares is fixed at $0.01 per share for the duration of the offering.

If all 20,000,000 shares offered hereby are sold, we will receive gross proceeds of approximately $200,000. Because there is no minimum offering amount, the proceeds we receive may be substantially less than the maximum amount. The following table sets forth our current estimates of the use of proceeds assuming that 100%, 75%, 50%, and 25% of the shares offered are sold.

Use of Proceeds	100% Raised ($200,000)	75% Raised ($150,000)	50% Raised ($100,000)	25% Raised ($50,000)
Business development and consulting operations	$70,000	$55,000	$40,000	$25,000
Marketing and brand development	$50,000	$35,000	$20,000	$10,000
Technology and platform related expenses	$40,000	$30,000	$20,000	$10,000
General and administrative expenses	$40,000	$30,000	$20,000	$5,000
Total	$200,000	$150,000	$100,000	$50,000

The table above is illustrative only and represents management’s current estimates of the anticipated use of proceeds for approximately the 12-month period following the effectiveness of this Registration Statement. Actual use of proceeds may vary from the estimates shown depending on the amount of capital raised, operational needs, and evolving business conditions.

We intend to use the proceeds of this offering to support the development and initial commercialization of our planned “Connect” platform, fund business development and marketing initiatives, address technology and infrastructure needs, and provide working capital for general corporate purposes. A portion of the proceeds may also be used to pay expenses incurred in connection with this offering, including legal, accounting, filing, and other professional fees.

Because this is a best efforts offering with no minimum raise, we may need to reallocate proceeds, adjust the timing of expenditures, or modify our operational plans depending on the amount of capital actually raised. Our management and Board of Directors will retain broad discretion over the use of proceeds and may allocate funds in different amounts or for different purposes than those described above if it determines such changes are in the best interests of the Company in light of evolving business conditions, available opportunities, or other factors. Accordingly, investors will be relying on the judgment of management regarding the application of the proceeds of this offering.

Pending their use, we intend to hold any proceeds in the Company’s bank account or other accounts and may invest such funds in short-term, interest-bearing instruments.

DETERMINATION OF OFFERING PRICE

The offering price per share of common stock in this offering is fixed at $0.01 per share. This price was arbitrarily determined by the Company and should not be considered indicative of the actual value of the shares. The offering price reflects the Company’s assessment of its limited operating history, business prospects, financial condition, and general market conditions. It does not necessarily correspond to the Company’s book value, assets, past operating results, financial condition, or any other established measure of value.

Following the completion of this offering, the Company intends to seek quotation of its common stock on the OTC Markets Group Inc. marketplace, initially on the OTCID™ Basic Market. In connection with any quotation, either the Company or a broker-dealer participating in any secondary market transactions will provide information as required under Rule 15c2-11 promulgated under the Securities Exchange Act of 1934, as amended, to facilitate quotation of the Company’s common stock. There can be no assurance that the Company’s common stock will be approved for quotation, that a public trading market will develop, or that any market, if developed, will be sustained. There is also a possibility that no market maker will agree to file a Form 211 for the Company’s common stock.

The current and future market price of the Company’s common stock may be affected by many factors, including the depth and liquidity of any market for the common stock, investor perception of the Company, prevailing economic and market conditions, and other factors beyond the Company’s control.

DILUTION

The offering price of the shares of common stock offered hereby is fixed at $0.01 per share. Purchasers of shares in this offering will incur immediate and substantial dilution in the net tangible book value of their investment. Dilution represents the difference between the offering price per share and the net tangible book value per share of our common stock immediately after completion of the offering.

Net tangible book value is determined by subtracting total liabilities from total tangible assets.

Net Tangible Book Value Prior to the Offering

As of December 31, 2025, we had total tangible assets of $0 and total liabilities of $1,051, resulting in a net tangible book value deficit of $(1,051). Based on 80,100,000 shares of common stock issued and outstanding as of the date of this prospectus, our net tangible book value per share was approximately $(0.00001).

Net Tangible Book Value After the Offering (Assuming 100% of Shares Sold)

After giving effect to the sale of 20,000,000 shares of common stock offered hereby at $0.01 per share and the receipt of gross proceeds of $200,000 (before deducting estimated offering expenses), our pro forma net tangible book value would be approximately $198,949, or approximately $0.00199 per share, based on 100,100,000 shares of common stock outstanding.

This represents an immediate increase in net tangible book value of approximately $0.00200 per share to existing stockholders and an immediate dilution of approximately $0.00801 per share to new investors purchasing shares in this offering.

Amount
Offering price per share	$0.01
Net tangible book value per share before offering	$(0.00001)
Net tangible book value per share after offering	$0.00199
Dilution per share to new investors	$0.00801

Effect of Partial Sales of Shares

Because this offering is being conducted on a best efforts basis with no minimum number of shares required to be sold, the net tangible book value per share after the offering and the resulting dilution to new investors will vary depending on the number of shares sold. The following table illustrates the pro forma net tangible book value per share after the offering and the corresponding dilution to new investors at various levels of completion of the offering, before deducting estimated offering expenses.

Percentage of Shares Sold	Shares Sold	Gross Proceeds	Pro Forma Net Tangible Book Value	Net Tangible Book Value Per Share	Dilution to New Investors
25%	5,000,000	$50,000	$48,949	$0.00057	$0.00943
50%	10,000,000	$100,000	$98,949	$0.00110	$0.00890
75%	15,000,000	$150,000	$148,949	$0.00156	$0.00844
100%	20,000,000	$200,000	$198,949	$0.00199	$0.00801

The foregoing table assumes 80,100,000 shares of common stock outstanding prior to the offering and excludes estimated offering expenses.

Additional Dilution

Future issuances of common stock, preferred stock, or other equity securities, including securities convertible into or exercisable for common stock, may result in further dilution to investors purchasing shares in this offering. Our board of directors has the authority to issue additional shares of common stock and preferred stock without stockholder approval, subject to applicable law and our governing documents.

PLAN OF DISTRIBUTION

The Company has 80,100,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering, the Company is registering an additional 20,000,000 shares of common stock for sale at a fixed price of $0.01 per share for the duration of the offering.

The shares offered pursuant to this prospectus will be sold on a best-efforts basis directly by the Company’s officers and directors. The officers and directors participating in the sale are Chung Ming Bruce Hui and Muyuan Guo. Each of these individuals will sell shares in reliance upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and will not register as broker-dealers in connection with their selling efforts. None of these individuals is subject to any statutory disqualification, and none will receive commissions or other compensation for selling shares, either directly or indirectly, based on the number or value of shares sold.

The Company will not offer the shares through underwriters, dealers, agents, or any other persons who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Company or from purchasers of the shares. All proceeds from the sale of the shares in this offering will be received directly by the Company. While the Company currently intends to use the proceeds from this offering to fund operations, including the development and commercialization of the Connect platform, general working capital, and other corporate purposes, the Company may allocate and use the proceeds in any manner the Board of Directors determines in its discretion, and is not bound by any current intention or plan.

Sales of shares will be made at the fixed price of $0.01 per share. Shares may be sold in one or more transactions at the discretion of the selling officers and directors. Subscribers may purchase shares by executing a subscription agreement and delivering payment by check, wire transfer, or other form acceptable to the Company. All funds received will be held in a non-interest-bearing account until the subscription is accepted or rejected. The Company reserves the right to accept or reject subscriptions in whole or in part, for any reason or no reason. Monies from rejected subscriptions will be returned promptly, without interest or deduction.

Following the completion of this offering, the Company intends to seek quotation of its common stock on the OTC Markets Group Inc. marketplace, initially on the OTCID™ Basic Market. The Company may also target a higher tier of quotation provided by the OTC Markets Group. In connection with any quotation, either the Company or a broker-dealer participating in any secondary market transactions will provide information as required under Rule 15c2-11 promulgated under the Securities Exchange Act of 1934, as amended, to facilitate quotation of the Company’s common stock on such inter-dealer quotation system. There can be no assurance that the Company’s common stock will be approved for quotation, that a public trading market will develop, that any market maker will agree to file the required Rule 15c2-11 submission, or that any such market, if developed, will be sustained.

The Company does not currently plan to pay any cash dividends on its common stock. The declaration of any future cash dividends will be at the discretion of the Board of Directors and will depend upon the Company’s earnings, capital requirements, financial condition, general economic conditions, and other factors. It is the present intention of the Company to reinvest any earnings, if any, in its business operations rather than pay dividends.

The Company will pay all expenses incidental to the registration of the shares, including registration under applicable state securities laws. The total expenses are expected to be approximately $$68,278. The Company currently has limited cash resources and expects that offering expenses and ongoing operating costs prior to and during the offering period may be funded through advances, loans, or capital contributions from the Company’s officers, directors, or affiliated entities. To date, certain formation and operating expenses have been paid on behalf of the Company by related parties. There are presently no formal written commitments requiring any officer, director, affiliate, or other party to provide additional financing to the Company.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement and deliver payment by check, certified funds, wire transfer, or other form acceptable to the Company for acceptance or rejection.

All checks for subscriptions must be made payable to “TRIC Global, Inc.” Alternatively, payment may be made through an escrow agent designated by the Company. Wire transfers and telegraphic transfers are also accepted. The Company will deliver stock certificates representing the shares of common stock purchased directly to the subscribers within ninety days of the close of the offering, or, upon request, an account statement for shares that a subscriber intends to maintain in book-entry form.

Right to Reject Subscriptions

The Company reserves the right to accept or reject subscriptions in whole or in part, for any reason or no reason. All monies from rejected subscriptions will be returned promptly, without interest or deductions. Subscriptions will be accepted or rejected by written notice within forty-eight hours after the Company receives them.

DESCRIPTION OF SECURITIES

The Company is authorized to issue five hundred twenty million (520,000,000) shares of capital stock, consisting of five hundred million (500,000,000) shares of Common Stock, par value $0.0001 per share, and twenty million (20,000,000) shares of Preferred Stock, par value $0.0001 per share. The authorized shares of Preferred Stock include five million (5,000,000) shares designated as Series A Preferred Stock.

As of the date of this filing, the Company has eighty million one hundred thousand (80,100,000) shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

The Company’s shares are not listed or quoted on any securities exchange or quotation system, and there is no established public market for the shares.

Common Stock

Holders of Common Stock are entitled to one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of Common Stock has the right to subscribe for or receive any part of any new or additional issue of shares of any class or series, or securities convertible into shares of any class or series, whether now or hereafter authorized, whether issued for money or other consideration, or issued as a dividend. The Common Stock represents the only class of voting securities currently outstanding, and all holders share equally in the profits and assets of the Company upon liquidation, subject to the rights of any Preferred Stock that may be issued in the future.

Preferred Stock

The Company’s Board of Directors has the authority to issue Preferred Stock in one or more classes or series within any class. The Board of Directors may determine the designation, voting powers, dividend rights, preferences, limitations, and restrictions of each class or series in accordance with Nevada law. The Series A Preferred Stock, consisting of five million (5,000,000) shares, has voting rights equal to one hundred votes of Common Stock per share and does not carry the right to receive dividends or the right to convert into Common Stock or any other securities of the Company. The holders of Preferred Stock vote together with the holders of Common Stock on all matters except as required by law or by the Company’s Articles of Incorporation or Bylaws to vote separately as a class. The Board may authorize additional series of Preferred Stock with terms and rights that include dividend rights, conversion privileges, redemption terms, sinking fund requirements, and liquidation preferences as permitted by law.

Restricted Securities

All shares of common stock currently issued and outstanding as of the date of this prospectus constitute “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended. These shares were issued in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Holders of restricted securities may resell such shares only pursuant to an effective registration statement or an available exemption from registration, including Rule 144, subject to applicable conditions. Such conditions may include holding period requirements, the availability of current public information regarding the Company, volume limitations, manner of sale requirements, and other limitations imposed under Rule 144 or other applicable securities laws. Certificates representing restricted securities, to the extent certificated, may bear restrictive legends reflecting these transfer restrictions.

As of the date of this prospectus, all issued and outstanding shares of the Company’s common stock are held by British Virgin Islands entities controlled solely by the Company’s officers and directors.

Options, Warrants, and Convertible Notes

The Company has not issued any options, warrants, or convertible notes as of the date of this filing.

Dividend Policy

The Company has not paid any cash dividends to date. Any future dividend payments will be determined by the Board of Directors based on the Company’s earnings, capital requirements, financial condition, general economic conditions, and other relevant factors. It is the Company’s current intention to retain earnings to support the growth and operations of the business rather than pay dividends in the foreseeable future.

Transfer Agent

The Company does not currently have a transfer agent. The Company intends to engage the services of a transfer agent prior to conducting this offering. Any information regarding the transfer agent, including its name and address, will be included in any applicable filings.

Holders

As of the date of this Registration Statement, the Company has 80,100,000 shares of common stock, par value $0.0001 per share, issued and outstanding, and no shares of preferred stock issued and outstanding.

The issued and outstanding shares of common stock are held by two shareholders of record. The Company’s shares are not quoted on any quotation system, are not held in street name, and are not held through The Depository Trust Company or any similar nominee or clearing organization.

Penny Stock Regulation

The Securities and Exchange Commission has adopted rules that generally define a “penny stock” as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Transactions involving penny stocks are subject to additional sales practice requirements imposed on broker-dealers, including requirements relating to suitability determinations and purchaser consent.

For transactions in penny stocks, broker-dealers are generally required to deliver to prospective investors, prior to a transaction, a disclosure document prepared by the SEC describing the nature and risks of the penny stock market. Broker-dealers must also disclose certain information with respect to the transaction, including commissions payable and current quotations for the securities, and must provide periodic account statements reflecting recent price information and the limited liquidity of penny stocks.

Because the shares of common stock offered hereby are expected to be subject to the penny stock rules following this offering, investors may find it more difficult to sell their shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Bandi & Associates PLLC, New York, New York.

The financial statements included in this prospectus and in the registration statement have been audited by Michael Gillespie & Associates, PLLC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. Such financial statements, including the related notes thereto, are included in reliance upon the report of Michael Gillespie & Associates, PLLC, given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

The Company makes its financial and other information available to investors in compliance with the disclosure requirements of Regulation S-K for a smaller reporting company under the Securities Exchange Act of 1934, as amended. In addition, the Company will file reports on Form 8-K and other proxy and information statements as required from time to time.

The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room, located at 100 F Street NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is: 3010 23rd Street, Astoria, NY 11102. Shareholders who wish to contact the Company in writing should address their correspondence to the Chief Executive Officer and Director, Chung Ming Bruce Hui, at this address.

 DESCRIPTION OF FACILITIES

The Company does not currently own or lease any physical office space or other real property. From time to time, the Company has utilized, and may continue to utilize, office space and equipment provided by its management at no cost.

LEGAL PROCEEDINGS

From time to time, the Company may become a party to litigation or other legal proceedings that are considered to be part of the ordinary course of business. As of the date of this registration statement, the Company and its officers and directors are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

The Company does not currently own or hold any patents, copyrights, or other registered intellectual property rights. The Company has not applied for any such protections to date.

The Company may, in the future, seek to register trademarks, copyrights, or other intellectual property rights in connection with its products, services, or brand names, including the Connect platform, if the Board of Directors determines that such protections would be beneficial to the Company’s operations or brand. There can be no assurance that any such applications would be approved or that the Company would be able to prevent the unauthorized use of its intellectual property by third parties.

The Company’s operations and planned Connect platform rely primarily on proprietary know-how, trade secrets, and business methods developed internally. These include processes for structured business networking, referral management, and professional engagement tracking, as described in the Company’s business plan. The Company seeks to maintain the confidentiality of its proprietary methods and platform features to protect its competitive position, although there can be no guarantee that competitors will not independently develop similar systems or that the Company will be able to prevent disclosure of its trade secrets.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and director of the Company, who will continue to serve such positions, are provided below:

Officer Biographies

NAME	AGE	POSITION
Chung Ming Bruce Hui	49	Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director
Muyuan Guo	26	Vice-President, and Director

Mr. Chung Ming Bruce Hui, Age 49 - Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director

Mr. Hui has served as Chief Executive Officer, Chief Financial Officer, President, Treasurer and a Director of the Company since December 2, 2025, the date of the Company’s incorporation. Mr. Hui was born in 1976 and has more than 25 years of experience in the financial services and business advisory sectors, with a focus on private wealth management, corporate wealth solutions, succession planning, and cross-border business strategy. Over the course of his career, he has advised high-net-worth individuals, family businesses and corporations on long-term financial planning, asset protection, trust and fiduciary structures, insurance advisory matters, and regulatory compliance.

From August 2008 to October 2021, Mr. Hui served as Director of Money Master Management Limited, where he was responsible for developing business strategy, expanding client relationships and overseeing corporate growth initiatives. From September 28, 2021, to January 16, 2024, he served as Director of MSB Global Limited, where he focused on strategic expansion, client advisory services and business development initiatives.

Since December 16, 2023, Mr. Hui has served as the sole director of Shopasb Limited, where he is responsible for developing the company’s business model, overseeing operations and leading business development efforts. On March 12, 2024, he became a director of TriC Global Limited, a United Kingdom based consulting firm focused on business strategy, professional networking and advisory services. In his capacity as a board member of TriC Global Limited, he oversees business operations and strategic direction. There is no relationship between TRIC Global Inc. and TRIC Global Limited, a United Kingdom company, other than that they share common officers, directors, and controllers, namely Muyuan Guo and Chung Ming Bruce Hui.

Since March 6, 2025, he has served as the sole director of Ai Tutor Limited, where he is responsible for exploring and implementing the company’s business model and overseeing operations and business development. Since November 13, 2025, he has served as the sole director of Connex Vault Limited and as President of Connex Vault Inc., where he is responsible for overall business operations, business model development and strategic growth initiatives.

Mr. Hui also serves as a member of the board of directors of Toppoint Holdings Inc., a publicly traded company listed on the New York Stock Exchange. In his capacity as a board member, he is responsible for overseeing business operations and providing strategic guidance. Apart from the Company and Toppoint Holdings Inc., the above referenced entities, in which Mr. Hui serves as a board member, are private companies.

The Board of Directors believes that Mr. Hui is qualified to serve as Chief Executive Officer, Chief Financial Officer, President, Treasurer and Director based on his experience in executive leadership, business development, and corporate strategy.

Mr. Muyuan Guo, Age 26 - Vice-President and Director

Mr. Guo has served as Vice-President and a Director of the Company since December 2, 2025, the date of the Company’s incorporation. Mr. Guo was born in 1999.

Mr. Guo graduated from University College London in October 2023. From October 2023 to March 2024, he was not engaged in employment. In March 2024, he co-founded TriC Global Limited , a United Kingdom Company, and has served as a Director of that entity since that time, where he has been involved in operational coordination, client engagement support, and business development activities. There is no relationship between TRIC Global Inc. and TRIC Global Limited, a United Kingdom company, other than that they share common officers, directors, and controllers, namely Muyuan Guo and Chung Ming Bruce Hui.

Since December 2, 2025, in his capacity as Vice-President of the Company, he has supported executive management and has been responsible for assisting with day-to-day operations, internal coordination, and execution of the Company’s consulting and business development activities.

The Board of Directors believes Mr. Guo is qualified to serve as Vice-President and Director based on his operational management experience and his role in co-founding and managing TriC Global Limited.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC and in other public communications; and strives to comply with applicable governmental laws, rules, and regulations. The Company has not formally adopted a written code of business conduct and ethics governing its employees, officers, or directors, as it is not required to do so at this stage of development.

In the absence of an audit committee, the Company’s directors are responsible for reviewing and making recommendations concerning the selection of independent auditors, reviewing the scope, results, and effectiveness of the annual audit of the Company’s financial statements, and evaluating other services provided by the Company’s independent public accountants.

The Board of Directors, comprised of Chung Ming “Bruce” Hui and Muyuan Guo, reviews the Company’s internal accounting controls, practices, and policies and oversees financial reporting and compliance matters.

Committees of the Board

The Company currently does not have a nominating, compensation, or audit committee, or any committees performing similar functions, and does not have written charters for such committees. The Board of Directors believes that, given the small size of the Company and the stage of its development, it can adequately perform the functions of these committees without formally establishing them at this time.

Audit Committee Financial Expert

The Company’s Board of Directors has determined that it does not have a member who qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. In addition, none of the directors qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

The Board believes that its current members are capable of analyzing and evaluating the Company’s financial statements and understanding internal controls and procedures for financial reporting. The Board further believes that, at this stage of the Company’s development, it is not necessary to establish a separate audit committee or retain an independent director who qualifies as an audit committee financial expert, as doing so would be burdensome and is not warranted given the Company’s current size and financial condition.

Involvement in Certain Legal Proceedings

None of the Company’s directors or executive officers has been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

All of the directors of the Company are also executive officers. The Company is not required to have independent directors, and at this time, the Company does not have any independent directors. The Board may consider appointing independent directors in the future as the Company grows and as it may become advisable or required under applicable rules.

Code of Ethics

The Company has not adopted a formal code of ethics applicable to its officers, directors, or employees. Given the small size of the Company and the limited number of individuals involved in operations, the Board of Directors believes that general fiduciary duties and applicable federal and state laws provide adequate ethical guidance at this time. The Board may consider adopting a formal code of ethics in the future as the Company’s operations expand.

Shareholder Proposals

The Company does not currently have a defined policy or procedures for shareholders to submit recommendations or nominations for directors. Given the early stage of the Company’s operations, the Board believes that adopting a formal nominating policy would be premature. The Board will consider all candidates, whether submitted by management or shareholders, and will make recommendations for election or appointment based on the best interests of the Company.

Shareholders who wish to communicate with the Board of Directors may do so by sending a written request addressed to Chung Ming “Bruce” Hui, who serves as Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

The below table sets forth all compensation paid to the officers and directors of the Company since its incorporation on December 2, 2025, for the fiscal year ended December 31, 2025. No compensation has been paid to any officers or directors during this period, and the officers and directors listed below have been the only officers and directors of the Company since incorporation.

Summary Compensation Table:

Name and Principal Position	As of December 31st	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chung Ming “Bruce” Hui, Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director	2025	0	0	0	0	0	0	0	0

Muyuan Guo, Vice President and Director	2025	0	0	0	0	0	0	0	0

Di Ban, Former Secretary and Director	2025	0	0	0	0	0	0	0	0

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers or directors since our incorporation.

Employment Agreements

The Company does not currently have any employment or consulting agreements with its officers or directors. No formal compensation arrangements are currently in place. The Board of Directors may, in the future, consider entering into employment or consulting agreements with executive officers or directors if it determines such arrangements would be in the best interests of the Company.

Director Compensation

Members of the Board of Directors do not currently receive any compensation for their service. In the future, the Board may consider awarding cash or stock-based compensation to directors for their services, at its sole discretion.

Executive Compensation Philosophy

The Company does not currently provide salaries, stock awards, incentive bonuses, or stock options to its executive officers. The Board of Directors may, in the future, consider implementing compensation arrangements for executive officers, which could include salaries, long-term stock-based awards, performance-based bonuses, or other incentive programs, if the Board determines that such arrangements are in the best interests of the Company.

Incentive Bonus

No incentive bonuses have been granted to date. The Board may, in the future, consider granting bonuses to executive officers based on the Company’s performance and the contributions of individual executives, at the Board’s sole discretion.

Long-term, Stock Based Compensation

The Company does not currently have any long-term or stock-based compensation plans. The Board may, in the future, consider establishing such plans to attract, retain, and motivate executive talent, if it determines that doing so would support the Company’s long-term business objectives.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this registration statement, the Company has 80,100,000 shares of common stock and no shares of preferred stock issued and outstanding. The address of each of the persons listed in the table below is the same as that appearing on the cover page of this registration statement.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (for example, if persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person shown in the table below does not necessarily reflect the person’s actual voting power at any particular date.

The values below may be rounded to the nearest hundredths place. The post-offering columns below are under the assumption that all 20,000,000 shares of common stock being offered pursuant to this offering are sold, however, there is no guarantee that any shares of common stock will be sold pursuant to this offering.

Name and Address of Beneficial Owner*	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned Pre-Offering	Common Stock Voting Percentage Beneficially Owned Post-Offering	Voting Shares Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned Pre-Offering	Total Voting Percentage Beneficially Owned Post-Offering
Executive Officers and Directors
Chung Ming Bruce Hui [1]	53,300,000	66.54%	53.25%	0	-	66.54%	53.25%
Muyuan Guo [2]	26,800,000	33.46%	26.77%	0	-	33.46%	26.77%
5% or greater Shareholders (of any class)
Connect Labs Limited [1]	53,300,000	66.54%	53.25%	0	-	66.54%	53.25%
Darsen Global Limited[2]	26,800,000	33.46%	26.77%	0	-	33.46%	26.77%
Total	80,100,000	100.00%	80.02%	0	-	100.00%	80.02%

* The address for each of the beneficial owners in the above table is 3010 23rd Street, Astoria, NY 11102.

1 Chung Ming “Bruce” Hui serves as our Chief Executive Officer, Chief Financial Officer, President, Treasurer and Director. He also has sole voting and dispositive power over Connect Labs Limited, a British Virgin Islands entity.

2 Muyuan serves as our Vice-President and Director. He also has sole voting and dispositive power over Darsen Global Limited, a British Virgin Islands entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuances

On December 15, 2025, we issued 53,300,000 shares of restricted Common Stock to Connect Labs Limited, a British Virgin Islands entity controlled solely by Chung Ming “Bruce” Hui, our Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director. The shares were issued at par value ($0.0001 per share).

On December 15, 2025, we issued 22,800,000 shares of restricted Common Stock to Darsen Global Limited, a British Virgin Islands entity controlled solely by Muyuan Guo, our Vice President and Director. The shares were issued at par value ($0.0001 per share).

On December 15, 2025, we issued 4,000,000 shares of restricted Common Stock to Di Ban, our former Secretary and Director. The shares were issued at par value ($0.0001 per share).

All of the shares described above were issued as restricted securities in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and were duly authorized by the incorporator, officers, and Board of Directors. No underwriters were involved in the issuance of these shares. These shares were issued as part of the incorporation and initial capitalization of the Company.

On March 5, 2026, Di Ban transferred and assigned, without consideration, Four Million (4,000,000) shares of restricted common stock of the Company to Darsen Global Limited, a British Virgin Islands company, which is owned and controlled by the Company’s Vice President and Director Muyuan Guo. The transfer of the 4,000,000 shares of restricted common stock is intended to qualify as a transaction exempt from registration under the Securities Act pursuant to Section 4(a)(1) thereof or another applicable exemption thereunder.

Other than the transactions described above, there have been no related party transactions or arrangements required to be disclosed under Item 404 of Regulation S-K. Any future transactions with directors, officers, or principal stockholders will be conducted on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Office Space

From time to time, we have utilized, and may continue to utilize, office space and equipment provided by our management at no cost. As of the date of this filing, we do not lease or own any physical office space or other real property.

Contributions

During the period from December 2, 2025 (inception) through December 31, 2025, Chung Ming Bruce Hui, a Director of the Company, paid $1,051 for formation and operating costs on behalf of the Company. These amounts are non-interest bearing, due on demand, and are reflected as “Amount due to related party” on the balance sheet.

Review, Approval and Ratification of Related Party Transactions

Given the Company’s early stage of development and limited financial resources, the Board of Directors, currently consisting of two members, has reviewed and approved the related party transactions described above. In the future, all transactions involving directors, officers, or significant stockholders will continue to be reviewed and approved by the Board of Directors. Any such transactions will be conducted on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the approximate aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our fiscal year ended December 31st 2025. The Company was incorporated on December 2, 2025, and therefore no prior historical data exist to present.

		2025
Audit fees	MICHAEL GILLESPIE & ASSOCIATES, PLLC	$3,250
Auditor related fees		-
Tax fees		-
All other fees		-

Total		$3,250

Audit fees represent the professional services rendered for the audit of our annual financial statements and the review of our financial statements included in quarterly reports, along with services normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. Audit-related fees represent professional services rendered for assurance and related services by the accounting firm that are reasonably related to the performance of the audit or review of our financial statements that are not reported under audit fees.

Tax fees represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning. All other fees represent fees billed for products and services provided by the accounting firm, other than the services reported for in the other categories.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

TRIC Global, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of TRIC Global, Inc. as of December 31, 2025 and the related statements of operation, changes in shareholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the period from December 2, 2025 (inception) through December 31, 2025. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and the results of its operations and its cash flows for the period from December 2, 2025 (inception) through December 31, 2025 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2026.

PCAOB ID 6104

Vancouver, Washington

January 16, 2026

- F2 -

TRIC GLOBAL, INC.
BALANCE SHEET

December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$-
Total current assets	$-
Deferred tax assets	$-
Total assets	$-

Liabilities and Shareholder’s Equity:
Current liabilities:
Amount due to related party	$1,051
Total current liabilities	$1,051
Total liabilities	$1,051

Commitments and Contingencies	-

Shareholder’s Equity:
Preferred shares, $0.0001 par value, 20,000,000 shares authorized; no shares issued and outstanding	$-
Common shares, $0.0001 par value, 500,000,000 shares authorized; 80,100,000 shares issued and outstanding	$8,010
Additional paid-in capital	$-
Subscription receivable	$(8,010)
Accumulated deficit	$(1,051)
Total Shareholder’s Equity	$(1,051)
Total liabilities and Shareholder’s Equity	$-

The accompanying notes are an integral part of these financial statements.

- F3 -

TRIC GLOBAL, INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM DECEMBER 2, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Year Ended
December 31, 2025
Formation and operating costs	$1,051
Net loss	$(1,051)
Basic and diluted weighted average common shares outstanding	44,193,103
Basic and diluted net loss per common share	$(0.00002)

The accompanying notes are an integral part of these financial statements.

- F4 -

TRIC GLOBAL, INC.
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM DECEMBER 2, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

	Common Shares		Additional Paid-In	Subscription	Accumulated	Total Shareholder’s
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance as of December 2, 2025 (inception)	-	$-	$-	$-	$-	$-
Issuance of common shares to founder	80,100,000	$8,010	$-	$(8,010)	-	$-
Net loss	-	-	-	-	$(1,051)	$(1,051)
Balance as of December 31, 2025	80,100,000	$8,010	$-	$(8,010)	$(1,051)	$(1,051)

The accompanying notes are an integral part of these financial statements.

- F5 -

 TRIC GLOBAL, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 2, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Year Ended
December 31, 2025
Cash flows from operating activities:
Net loss	$(1,051)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Amount due to related party	1,051
Net cash used in operating activities	$-

Net increase in cash	$-

Cash and cash equivalents, Beginning of period	-
Cash and cash equivalents, End of period	$-

Supplemental cash flows disclosures:
Formation and operating costs paid by director	$1,051

The accompanying notes are an integral part of these financial statements.

- F6 -

TRIC Global, Inc.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

NOTE 1 - Organization, Business Operation and Going Concern Consideration

TRIC Global, Inc. (the “Company”) was incorporated in the State of Nevada on December 2, 2025. The Company is an early-stage consulting and technology enterprise dedicated to modernizing professional networking and business development through structured advisory services and digital solutions.

The Company’s primary business objective is to provide strategic business development consulting and resource-matching services to entrepreneurs and small-to-medium enterprises (“SMEs”). To support its consulting operations, the Company is developing “Connect,” a proprietary digital networking platform designed to facilitate professional introductions, referral management, and cross-border business opportunities. Unlike traditional networking models, the Company’s technology-enabled approach aims to provide a scalable and transparent environment for global professional engagement.

The Company plans to generate revenue through its consulting services and future platform subscriptions. While the Company may explore strategic acquisitions or partnerships to accelerate its growth and expand its service offerings, its primary focus remains the execution of its operational business plan.

The Company has selected December 31 as its fiscal year end.

Going Concern Consideration

As of December 31, 2025, the Company had no cash and cash equivalents and a working capital deficit of $1,051. Since inception, the Company’s activities have been focused on organizational efforts, initial capitalization, and the development of its core consulting framework and the Connect platform. The Company has not yet generated any revenue and expects to incur operating losses as it completes the rollout of its technology platform.

The Company’s ability to continue as a going concern is dependent upon its ability to obtain necessary financing to fund its operations and eventually achieve profitable operations. Management plans to fund its initial operations through the proceeds of its proposed direct public offering. There is no assurance that the Company will be successful in these efforts. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management has evaluated the impact of persistent and evolving geopolitical conflicts, including the ongoing war in Ukraine, heightened tensions in the Middle East, and related global sanctions and trade disruptions, which is not determinable as of the date of these financial statements. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of this extended transition period and, as a result, the Company’s financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates.

The Company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the Company has total annual gross revenue of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of the Company’s common equity securities pursuant to an effective registration statement; (iii) the date on which the Company has issued more than $1.0 billion in non-convertible debt during the previous three years; or (iv) the date on which the Company is deemed to be a large accelerated filer.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash and cash equivalents as of December 31, 2025.

Subscription Receivable

The Company records share issuances at the time an agreement is executed and the shares are issued, even if the consideration has not yet been received. Subscription receivable represents the unpaid portion of the par value of common shares issued to the Company’s founders.

In accordance with SEC reporting requirements and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 505, Equity, the Company reports subscription receivable as a deduction from shareholders’ equity in the accompanying balance sheet. This presentation reflects the fact that the capital has not yet been contributed to the Company.

The subscription receivable is expected to be settled in cash. Upon receipt of the consideration, the subscription receivable will be reclassified to common shares and additional paid-in capital, as applicable. For the purpose of calculating weighted average shares outstanding in the statement of operations, these shares are treated as outstanding from the date of issuance, as they possess full voting and dividend rights, notwithstanding the unpaid subscription.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. As of December 31, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Revenue Recognition

In May 2014, the FASB issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. Simultaneously, this topic supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company has not generated any revenue since inception.

- F7 -

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the State of Nevada. In accordance with Nevada Business Corporation Act, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires more detailed information in the effective tax rate reconciliation and income taxes paid. The ASU is effective for fiscal years beginning after December 15, 2024. As a blank check company with no current operating business and minimal taxable income prior to an initial business combination, the adoption of this ASU does not have a material impact on the Company’s financial statements.

In November 2025, the FASB issued ASU 2025-09, Derivatives and Hedging (Topic 815): Hedge Accounting Improvements, which clarifies and amends the hedge accounting guidance to better align it with risk management activities and address issues related to reference rate reform. The amendments are effective for the Company for annual reporting periods beginning after December 15, 2026 for public entities or 2027 for non-public entities, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its financial statements, which will depend on the nature and extent of any hedging activities undertaken in the future.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 - Related Party Transactions

During the period from December 2, 2025 (inception) through December 31, 2025, Chung Ming Bruce Hui, a Director of the Company, paid $1,051 for formation and operating costs on behalf of the Company. These amounts are non-interest bearing, due on demand, and are reflected as “Amount due to related party” on the balance sheet.

NOTE 4 - Stockholders’ Equity

Preferred Shares - The Company is authorized to issue 20,000,000 preferred shares with a par value of $0.0001 per share. As of December 31, 2025, there were no preferred shares issued or outstanding. The Board of Directors has the authority to issue preferred shares in one or more series and to determine the rights, preferences, privileges, and restrictions of those shares.

Common Shares - The Company is authorized to issue 500,000,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote on all matters submitted to a vote of the shareholders. On December 15, 2025, the Company issued an aggregate of 80,100,000 restricted common shares to its founding officers and directors (or entities controlled by them) at a price of $0.0001 per share, representing the par value of the shares. The issuances were as follows:

•	53,300,000 shares to Connect Labs Limited, a British Virgin Islands entity wholly owned by Chung Ming “Bruce” Hui, the Company’s Chief Executive Officer;
•	22,800,000 shares to Darsen Global Limited, a British Virgin Islands entity wholly owned by Muyuan Guo, the Company’s Vice President; and
•	4,000,000 shares to Di Ban, who served as Secretary of the Company at the time of issuance and no longer holds such position.

These shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. As of December 31, 2025, the total consideration of $8,010 for these shares remained unpaid and has been recorded as a subscription receivable, which is presented as a deduction from shareholders’ equity in the accompanying balance sheet.

NOTE 5 - Income taxes

TRIC GLOBAL, INC. was incorporated in the State of Nevada and is subject to the tax laws of the United States of America with a corporate tax rate of 21% on its taxable income. For the period ended December 31, 2025, the Company incurred a net loss and has no income tax expense. The Company has provided a full valuation allowance against its deferred tax assets consisting primarily of net operating loss carry forwards, as it is more likely than not that these assets will not be realized.

(Loss) income before income tax expense is attributable to the following tax jurisdictions:

For the period from 12/2/2025 (inception) through 12/31/2025
Nevada	$(1,051)
Loss before income tax expense	$(1,051)

The following table reconciles the local (United States) statutory rates to the Company’s effective tax rate for the periods indicated below:

For the period from 12/2/2025 (inception) through 12/31/2025
Statutory federal income tax rate	21.0%
State taxes, net of federal benefit	0.0%
Change in valuation allowance	(21.0)%
Effective tax rate	0.0%

The following table sets forth the significant components of the deferred tax assets of the Company as of December 31, 2025:

As of December 31, 2025
Deferred tax assets, net:
Net operating loss carry forwards	$221
Less: valuation allowance	$(221)
Deferred tax assets, net	$-

The movement of valuation allowance is as follows:

As of December 31, 2025
Beginning balance	$-
Tax losses recognized	$221
Ending balance	$221

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the years ended December 31, 2025.

NOTE 6 - Subsequent Events

Management has evaluated subsequent events through the date the financial statements were available to be issued. No subsequent events requiring disclosure or adjustment were identified.

- F8 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

Item	Estimated Amount
SEC Registration Fee (1)	$27.62
Legal Matters	$5,000.00
Accounting Fees and Expenses	$3,250.00
Consulting Fees and Related Expenses	$40,000.00
Depository Trust Company Fees and Related Expenses	$15,000.00
Transfer Agent Fees	$5,000.00
Total	$68,277.62

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company or have in part been paid already. Certain other expenses not currently anticipated may arise in connection with this offering.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, and persons serving at the request of the Company in such capacities for other entities, to the fullest extent permitted under Nevada law. Any person who is or was a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the Company, or is or was serving at the Company’s request in such capacity for another entity, may be indemnified against expenses, judgments, fines, and amounts paid in settlement, including reasonable attorneys’ fees, actually and reasonably incurred in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. In the case of criminal proceedings, the person must have had no reasonable cause to believe that the conduct was unlawful.

Expenses incurred by a director or officer in defending any action, suit, or proceeding may be advanced by the Company prior to the final disposition of the matter, upon receipt of an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification.

The rights to indemnification and advancement of expenses provided under the Bylaws are not exclusive of any other rights that may be available under the Bylaws, any agreement, insurance policy, vote of stockholders or disinterested directors, or under applicable law. The Company may purchase and maintain insurance on behalf of any such person against any liability asserted against them, whether or not the Company would have the power to indemnify them under the Bylaws or Nevada law.

These indemnification provisions continue for any person who has ceased to serve in any such capacity and inure to the benefit of their heirs, executors, and administrators.

To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On December 15, 2025, we issued 53,300,000 shares of restricted Common Stock to Connect Labs Limited, a British Virgin Islands entity controlled solely by Chung Ming “Bruce” Hui, our Chief Executive Officer, Chief Financial Officer, President, Treasurer and Director. The shares were issued at par value ($0.0001 per share).

On December 15, 2025, we issued 22,800,000 shares of restricted Common Stock to Darsen Global Limited, a British Virgin Islands entity controlled solely by Muyuan Guo, our Vice-President and Director. The shares were issued at par value ($0.0001 per share).

On December 15, 2025, we issued 4,000,000 shares of restricted Common Stock to Di Ban, our former Secretary and Director. The shares were issued at par value ($0.0001 per share).

All of the shares described above were issued as restricted securities in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and were duly authorized by the incorporator, officers and Board of Directors. No underwriters were involved in the issuance of these shares. These shares were issued as part of the incorporation and initial capitalization of the registrant.

On March 5, 2026, Di Ban transferred and assigned, without consideration, Four Million (4,000,000) shares of restricted common stock of the Company to Darsen Global Limited, a British Virgin Islands company, which is owned and controlled by the Company’s Vice President and Director Muyuan Guo. The transfer of the 4,000,000 shares of restricted common stock is intended to qualify as a transaction exempt from registration under the Securities Act pursuant to Section 4(a)(1) thereof or another applicable exemption thereunder.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
4.1	Sample Subscription Agreement (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm (1)
107	Filing Fee Table (2)

____________________

(1)	Filed herewith.
(2)	Previously filed as an Exhibit to the Company’s Form S-1 filed April 1, 2026, and incorporated by reference.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(7) In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and the registrant will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Astoria, New York, on May 15, 2026.

TRIC Global, Inc.

By: /s/ Chung Ming Bruce Hui
Name: Chung Ming Bruce Hui
Title: Chief Executive Officer, Chief Financial Officer, Director Date: May 15, 2026

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Chung Ming Bruce Hui  Signature: /s/ Chung Ming Bruce Hui  Title: Chief Executive Officer, (Principal Executive Officer)

Date: May 15, 2026

Name: Chung Ming Bruce Hui  Signature: /s/ Chung Ming Bruce Hui  Title: Chief Financial Officer, (Principal Financial Officer)

Date: May 15, 2026

Name: Chung Ming Bruce Hui  Signature: /s/ Chung Ming Bruce Hui  Title: President, Treasurer, Director

Date: May 15, 2026

Name: Muyuan Guo  Signature: /s/ Muyuan Guo  Title: Vice President, Director

Date: May 15, 2026